UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2023

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland		31-0387920
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d)

As NCR Corporation, a Maryland corporation (the “Company”), previously reported in a Current Report on Form 8-K filed on May 8, 2023 (the “Original Form 8-K”), at the Company’s 2023 Annual Meeting of Stockholders held on May 2, 2023, the holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, approved the frequency of future advisory votes on the compensation of our named executive officers as set forth in the table below:

One Year	Two Years	Three Years	Votes Abstained
115,205,331	305,883	3,303,636	2,773,374

The sole purpose of this amendment (the “Amendment”) is to disclose, in accordance with the requirements of Item 5.07(d) of Form 8-K, that based upon these results, which were consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Board has determined that the Company will continue to hold an advisory vote on the compensation of the named executives officers annually until the next vote on the frequency of holding such advisory votes. Except as set forth in this Amendment, no other modifications have been made to the information contained in the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2023

NCR Corporation

By:	/s/ JAMES M. BEDORE
James M. Bedore
Executive Vice President, General Counsel and Secretary

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